Exhibit 99.1

600 Travis Street Suite 5200 Houston, Texas 77002 Contact: Roland O. Burns Chief Financial Officer (972) 668-8811 Web site: www.boisdarcenergy.com

NEWS RELEASE

For Immediate Release

BOIS d'ARC ENERGY, INC. AND STONE ENERGY CORPORATION ANNOUNCE STOCKHOLDERS VOTE TO APPROVE MERGER

HOUSTON, TEXAS, August 27, 2008 – Bois d'Arc Energy, Inc. ("Bois d'Arc") (NYSE: BDE) and Stone Energy Corporation ("Stone") (NYSE: SGY) today reported that their respective stockholders have voted to approve the previously announced merger in which Stone will acquire Bois d'Arc.  Under the terms of the merger agreement, Bois d'Arc stockholders are receiving $13.65 in cash per share and 0.165 shares of Stone common stock for each share of Bois d'Arc common stock.

Bois d'Arc reported that 92.1% of its stockholders were represented at the special meeting called to vote upon the proposed merger.  99.7% of the shares represented at the meeting voted in favor of the transaction.  Stone reported that 82.6% of its stockholders were represented at the special meeting called to vote upon the proposed merger.  97.3% of the shares represented at the Stone meeting voted in favor of the transaction.  The transaction is expected to close on August 28, 2008.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.